RCG CLOSES $31 MILLION FINANCING
                            AND ONETRAVEL ACQUISITION

TUESDAY APRIL 19, 2005

CHARLOTTE, NC -- APRIL 19, 2005 -- RCG Companies Incorporated (AMEX: RCG), a diversified travel and leisure company, announced today it has closed on a $31 million private placement of RCG convertible preferred stock and associated warrants. The financing included institutional investor Special Situations Funds, among others.

The Company also announced that it has closed on the acquisition of 100% of the outstanding stock of OneTravel, Inc.
(http://www.onetravel.com)

Both of these transactions, including the use of proceeds, were announced in the Company's April 15, 2005 press release.

Commenting on the closings, RCG Chairman William Goldstein noted: "It is great to have this financing and the OneTravel deal under our belt. The quality of the institutional investors we have secured provide a great shareholder base. These transactions begin a new era for RCG. First, we plan to rename the company and change our ticker symbol to reflect our 100% focus on travel. We also plan to divest ourselves of all non-travel related assets. We will also be recommending that our shareholders approve a 1 for 10 reverse stock split at our upcoming annual meeting, as part of the recapitalization that this financing achieves. This reverse split will better position us to attract additional institutional investors to our stock, which is critical to the success of a public company. We now feel that we have all of the pieces put together to effectively compete in the online and offline travel space on both a domestic and international level. Although we are proud of our current run rate of in excess of $25 million per month in gross bookings, we feel we can continue to grow significantly as this run rate does not reflect any of the cross selling synergies we expect to realize through this consolidation. Our pricing is strong and we encourage everyone to regularly compare our prices to other online sites including USA InterActive Corp.'s Expedia (Nasdaq: IACI), Cendant Corp.'s Orbitz (NYSE: CD) and Sabre Holdings Corp.'s Travelocity (NYSE: TSG)."

Roth Capital Partners and Bryant Park Capital acted as co-placement agents for the financing transaction.

Libra Securities, LLC acted as financial advisor for OneTravel in connection with the sale.

ABOUT RCG COMPANIES INCORPORATED

RCG Companies Incorporated (www.rcgcompanies.com) derives a majority of its revenues from its travel business subsidiaries, FS SunTours, Inc., which sells leisure and vacation travel packages under the SunTrips(R) brand (http://www.suntrips.com), Farequest Holdings, Inc., which is a leading online and offline provider of a full range of travel services operating under the name 1-800-CHEAPSEATS (www.1800cheapseats.com), and the newly acquired OneTravel, Inc. (www.onetravel.com). RCG's other wholly owned subsidiary, Logisoft Corp. (www.logisoft.com), operates in the software and information technology services sector.

Statements in this news release about anticipated or expected future revenue or shareholder value growth or expressions of future goals or objectives, including statements regarding whether current plans to grow and strengthen the Company's business will be implemented or accomplished, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements in this release are based upon information available to the Company on the date of this release. Forward-looking statements involve risks and uncertainties, including the risk that the Company will be unable to grow or strengthen its business due to a lack of capital or a change in market demand for its products and services or to fully or effectively integrate all business units or the inability to realize anticipated cost savings or revenue and stockholder value growth opportunities associated with the acquisition of Farequest and the recent acquisition of One Travel. There is also a risk that the Company's shareholders will not approve certain matters related to the sale of preferred stock, which would trigger a redemption, which the Company may not be able to fund. The Company has previously mentioned in conference calls that gross bookings are not equal to gross revenues under generally accepted accounting principles, so no inference can be made about profitability based on gross bookings unless expressly stated by the Company. The Company is also subject to those risks and uncertainties described in the Company's filings with the Securities and Exchange Commission, including the Company's historical losses and negative cash flow, its need for additional capital, and that future financing, if available, will dilute the Company's current common stockholders. Additionally, forward-looking statements concerning the performance of the travel and leisure industry are based on current market conditions and risks, which may change as the result of certain regulatory, political or economic events, a shift in consumer travel preferences, as well as those risks and uncertainties described in the Company's filings with the Securities and Exchange Commission, which could cause actual events or results to differ materially from the events or results described in the forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

INVESTOR CONTACT:
RCG COMPANIES INCORPORATED

BRYAN CRUTCHFIELD, DIRECTOR INVESTOR RELATIONS
(917) 443-9336
CRUTCH@1800CHEAPSEATS.COM

MARC BERCOON, CFO
(770) 730-2860
MARC@1800CHEAPSEATS.COM

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